UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

GigInternational1, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40424	86-2256255
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1731 Embarcadero Rd., Suite 200 Palo Alto, CA 94303		94303
(650) 276-7040		(Zip Code)

(650) 276-7040

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

As soon as practicable after this Registration Statement is declared effective.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, and one-half of one redeemable warrant	GIWWU	The Nasdaq Stock Market LLC
Common stock, $0.0001 par value	GIW	The Nasdaq Stock Market LLC
Redeemable warrants, each full warrant exercisable for one share of common stock at an exercise price of $11.50 per share	GIWWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed by GigInternational1, Inc. (the “Company”) in its Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2021 (the “IPO Closing 8-K”), the Company consummated its initial public offering (the “IPO”) on May 21, 2021, resulting in the issuance of an aggregate of 20,000,000 units (the “Public Units”). Each Public Unit consists of one share of the Company’s common stock (a “Public Share”), $0.0001 par value (“Common Stock”), and one-half (1/2) of one redeemable warrant (a “Public Warrant”). Each whole Public Warrant is exercisable for one share of Common Stock at a price of $11.50 per full share. The Public Units were sold at an offering price of $10.00 per unit, and the IPO generated aggregate gross proceeds of $200,000,000. Simultaneously with the closing of the IPO and the sale of the Public Units, the Company consummated the private placement (“Private Placement”) of 950,000 units (the “Private Placement Units”), at a price of $10.00 per Private Placement Unit, with each of GigInternational1 Sponsor, LLC, a Delaware limited liability company (the “Sponsor”) and the underwriters (“Underwriters”), pursuant to the respective Unit Purchase Agreements identified above (collectively, the “Unit Purchase Agreements”). The Sponsor purchased 650,000 Private Placement Units; and the Underwriters purchased 300,000 Private Placement Units in the aggregate. The Private Placement generated aggregate gross proceeds of $9,500,000 consisting of $6,500,000 from the sale of the Private Placement Units to the Sponsor and $3,000,000 from the sale of the Private Placement Units to the Underwriters. The Private Placement Units are substantially similar to the Public Units, except for certain differences in the warrants included in the Private Placement Units (the “Private Warrants”) as disclosed in the IPO Closing 8-K and in the Company’s registration statement on Form S-1, as amended (File No. 333-255234) (the “Registration Statement”) as declared effective by the SEC on May 18, 2021.

A total of $202,000,000, consisting of the entirety of the proceeds received by the Company after deduction for commissions from the IPO, and a portion of the proceeds from the sale of the Private Units, (which amount includes $7,000,000 of deferred underwriting commissions), were placed in a U.S.-based trust account at Oppenheimer & Co. Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes, the funds in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of the Company’s initial business combination, (ii) the redemption of the Company’s public shares if the Company has not completed its initial business combination within 15 months from the closing of the IPO; provided, however, that if the Company anticipates that it may not be able to consummate its initial business combination within 15 months, it may, but is not obligated to, extend the period of time to consummate a business combination two times by an additional three months each time (for a total of up to 21 months to complete a business combination); provided that the Sponsor (or its designees) must deposit into the trust account funds equal to one percent (1%) of the gross proceeds of the offering (including such proceeds from the exercise of the underwriters’ over-allotment option, if exercised) for each 3-month extension of the time period to complete the Company’s initial business combination, in exchange for a non-interest bearing, unsecured promissory note, and (iii) the redemption of the Company’s public shares properly tendered in connection with a stockholder vote to amend the Company’s Amended and Restated Charter to modify the substance or timing of its obligation to redeem 100% of its public shares if the Company does not complete its initial business combination within 15 months from the closing of the IPO (or up to 21 months if the Company extends the period of time to consummate its initial business combination in accordance with the terms described in the Registration Statement) or with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity.

An audited balance sheet as of May 24, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Audited Balance Sheet of GigInternational1, Inc. as of May 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGINTERNATIONAL1, INC.

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	President and Chief Executive Officer of the GigInternational1, Inc. Board (Principal Executive Officer)

Date: May 28, 2021